As filed with the Securities and Exchange Commission on September
10, 1998
                                                Registration No.
333-____

                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          --------------------------
                                     FORM S-8
                            REGISTRATION STATEMENT
                                      UNDER
                         THE SECURITIES ACT OF 1933
                         ----------------------------
                                  Furon Company
         (Exact name of registrant as specified in its charter)
                         ----------------------------
California                                    95-1947155
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)        Identification No.)

                              29982 Ivy Glenn Drive,
           Laguna Niguel, California 92677-2044 (714) 831-5350
                  (Address of principal executive offices)
                         ----------------------------
            Furon Company 1994 Employees' Stock Purchase Plan
                         (Full title of the plan)
                          --------------------------
                                Donald D. Bradley
                          General Counsel and Secretary
                                  Furon Company
                              29982 Ivy Glenn Drive,
                       Laguna Niguel, California 92677-2044
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:
(949) 831-5350
                       -------------------------------------
                          CALCULATION  OF REGISTRATION  FEE

Title of         Amount        Proposed    Proposed      Amount
of
of securities    to be         maximum     maximum
registration
to be            registered    offering    aggregate     fee

Common Stock,    400,000<1><2> $17.3125<3> $6,925,000<3>
$2,043<3>
without par value
--------------------------------------------

<1>  This Registration Statement covers, in addition to the
number
     of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, an indeterminate number of shares and rights which by reason of certain events specified in the Furon Company 1994 Employees' Stock
Purchase
     Plan (the "Plan") may become subject to the Plan.

<2>  Each share is accompanied by a common share purchase right pursuant to the Registrant's Rights Agreement, dated March
     21, 1989, as amended, with The Bank of New York, as Rights
     Agent.

<3>  Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on September 2, 1998, as reported on the New York Stock Exchange and published in the Western Edition of The Wall Street Journal.

     The Exhibit Index for this Registration Statement is at page
S-3.


The Prospectus which contains the information required pursuant to
Section 10(a) of the Securities Act of 1933, as amended
(the "Securities Act"), relates to a registration statement on Form S-8 (File No. 33-55535) under the Securities Act, with respect to 400,000 (as adjusted) shares of Common Stock.

                             PART I

                  INFORMATION REQUIRED IN THE
                   SECTION 10(a) PROSPECTUS

     The  documents containing the information specified  in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a)
of the Securities Act.

                              PART II
                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

     The following documents of Furon Company (the "Company") filed with the commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998, filed with the Commission on April 9, 1998;

     (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended May 2, 1998, filed with the Commission on May 29, 1998; and

     (c) The Description of the Company's Common Stock included in its Registration Statements on Forms 8-A, each dated and filed with the Commission on January 23, 1995, and any amendment or report filed for the purpose of updating
          such description;

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange
Act
of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

Item 7.  Exemption from Registration Claimed

Item 8.  Exhibits

See the attached Exhibit Index on page S-3.

Item 9.  Undertakings

     The information and contents of Registration Statement No.
33-55535
on Form S-8, which was previously filed with the Commission by the
Company, is incorporated herein by reference. Except for required opinions, consents, and signature pages and any information required in this Registration Statement that is not in the above mentioned Registration Statement, information required by Part II to be contained in this Registration Statement is omitted in accordance with General Instruction E to Form S-8.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laguna Niguel, State of California, on September 9, 1998.

                                     By:  /s/ J. Michael Hagan
                                         ------------------------
-
                                         J. Michael Hagan
                                         Its: Chairman of the
Board
                                              and Chief Executive
                                              Officer

                          POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints J. Michael Hagan and Donald D. Bradley, or either of them individually, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, or either of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                Title                  Date

/s/ J. Michael Hagan     Chairman of the       September 9, 1998
J. Michael Hagan         Board and Chief
                         Executive Officer
                         (Principal Executive
                         Officer)

/s/ Terrence A. Noonan   President, Chief      September 9, 1998
Terrence A. Noonan       Operating Officer
                         and Director

/s/ Peter Churm          Chairman Emeritus,    September 9, 1998
Peter Churm              Director

/s/ Monty A. Houdeshell  Vice President and    September 9,1998
Monty A. Houdeshell      Chief Financial
                         Officer (Principal
                         Financial Officer)

/s/ David L. Mascarin    Controller          September 9, 1998
David L. Mascarin        (Principal
                         Accounting Officer)

/s/ Cochrane Chase       Director            September 9, 1998
Cochrane Chase

/s/ William D. Cvengros  Director            September 9, 1998
William D. Cvengros

/s/ Bruce E. Ranck       Director            September 9, 1998
Bruce E. Ranck

/s/ William C. Shepherd  Director            September 9, 1998
William C. Shepherd

/s/ R. David Threshie    Director            September 9, 1998
R. David Threshie

          EXHIBIT INDEX<1>

Exhibit
Number      Description

4.          Furon Company 1994 Employees' Stock Purchase Plan.

5.          Opinion of O'Melveny & Myers LLP
            (opinion re legality).

23.1 Consent of Ernst & Young LLP (consent of independent auditors).

23.2        Consent of O'Melveny & Myers LLP
            (included in Exhibit 5).

24.         Power of Attorney (included in this Registration
            Statement under "Signatures").

<1>  Each exhibit index and exhibit of Registration Statement
No. 33-55535, which was previously filed with the Commission by the registrant, is incorporated herein by reference.